Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-281297, 333-273654, 333-262822, 333-258132, 333-238262, 333-232730, 333-226262, 333-219405, 333-212647, 333-205368, 333-197700, 333-190250, 333-181929, 333-175979, 333-160596, 333-134422, 333-109260, and 333-106960) of Intevac, Inc. of our report dated February 14, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

February 14, 2025